Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 25, 2002 in the Post-Effective Amendment Number 51 to Registration Statement Number 2-55252 on Form S-1 and related prospectus of American Express Certificate Company (formerly IDS Certificate Company) for the registration of its Series D-1 Investment Certificate.

Our audits also included the financial statements schedules of American Express Certificate Company listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    March 19, 2002